SLM Student Loan Trust 2003-7 Quarterly Servicing Report

Report Date: 2/28/2005       Reporting Period: 12/01/04 — 02/28/05

I.       Deal Parameters

	Student Loan Portfolio Characteristics				11/30/2004	Activity	2/28/2005

A	i	Portfolio Balance			$2,282,819,753.54	$(41,446,552.99)	$2,241,373,200.55
	ii	Interest to be Capitalized			11,051,160.25		10,483,181.86

	iii	Total Pool			$2,293,870,913.79		$2,251,856,382.41

	iv	Specified Reserve Account Balance			5,734,677.28		5,629,640.96

	v	Total Adjusted Pool			$2,299,605,591.07		$2,257,486,023.37

B	i	Weighted Average Coupon (WAC)			6.153%		6.145%
	ii	Weighted Average Remaining Term			255.66		254.34
	iii	Number of Loans			122,140		119,946
	iv	Number of Borrowers			74,951		73,487
	v	Aggregate Outstanding Principal Balance — T-Bill			$430,218,783.83		$417,601,993.82
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,863,652,129.96		$1,834,254,388.59

	Notes and Certificates			Spread	Exchange Rate	Balance 12/15/04	Balance 03/15/05

C	i	A-1 Notes	78442GHD1	0.010%	1.0000	$36,618,591.07	$—
	ii	A-2 Notes	78442GHE9	0.030%	1.0000	$296,165,000.00	$290,664,023.37
	iii	A-3 Notes	78442GHF6	0.110%	1.0000	$362,511,000.00	$362,511,000.00
	iv	A-4 Notes	78442GHG4	0.200%	1.0000	$311,079,000.00	$311,079,000.00
	v	A-5A Notes	78442GHH2	0.160%	1.0000	$367,497,000.00	$367,497,000.00
	vi	A-5B* Notes	XS0172693052	—	1.1330	€750,000,000.00	€750,000,000.00
	vii	B Notes	78442GHK5	0.570%	1.0000	$75,985,000.00	$75,985,000.00

	Reserve Account				12/15/04		03/15/05

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$—		$—
	iii	Specified Reserve Acct Balance ($)			$5,734,677.28		$5,629,640.96
	iv	Reserve Account Floor Balance ($)			$3,761,650.00		$3,761,650.00
	v	Current Reserve Acct Balance ($)			$5,734,677.28		$5,629,640.96

	Other Accounts				12/15/04		03/15/05

E	i	Remarketing Fee Account			$—		$—
	ii	Capitalized Interest Account			$—		$—
	iii	Principal Accumulation Account (A-5A)			$—		$—
	iv	Supplemental Interest Account (A-5A)			$—		$—
	v	Principal Accumulation Account (A-5B)			$—		$—
	vi	Supplemental Interest Account (A-5B)			$19,195,852.50		$11,997,289.79

	Asset/Liability				12/15/04		03/15/05

F	i	Total Adjusted Pool			$2,299,605,591.07		$2,257,486,023.37
	ii	Total $ Equivalent Notes			$2,299,605,591.07		$2,257,486,023.37
	iii	Difference			$—		$—
	iv	Parity Ratio			1.00000		1.00000

*A-5B Notes are denominated in Euros

II. 2003-7     Transactions from: 11/30/04 through: 02/28/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$44,282,318.91
	ii	Principal Collections from Guarantor	8,978,303.26
	iii	Principal Reimbursements	277,282.40
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$53,537,904.57

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$16,084.44
	ii	Capitalized Interest	(12,107,436.02)

	iii	Total Non-Cash Principal Activity	$(12,091,351.58)

C	Total Student Loan Principal Activity		$41,446,552.99

D	Student Loan Interest Activity
	i	Regular Interest Collections	$20,603,283.50
	ii	Interest Claims Received from Guarantors	544,884.91
	iii	Collection Fees/Returned Items	7,322.98
	iv	Late Fee Reimbursements	275,232.02
	v	Interest Reimbursements	26,452.44
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,158,822.12
	viii	Subsidy Payments	1,734,095.98

	ix	Total Interest Collections	$24,350,093.95

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,483.39
	ii	Capitalized Interest	12,107,436.02

	iii	Total Non-Cash Interest Adjustments	$12,109,919.41

F	Total Student Loan Interest Activity		$36,460,013.36

G	Non-Reimbursable Losses During Collection Period		$18,810.14

H	Cumulative Non-Reimbursable Losses to Date		$279,960.17

3

III. 2003-7     Collection Account Activity 11/30/04 through 02/28/05

A	Principal Collections
	i	Principal Payments Received	$34,190,731.85
	ii	Consolidation Principal Payments	19,069,890.32
	iii	Reimbursements by Seller	4,510.09
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	272,772.31

	vii	Total Principal Collections	$53,537,904.57

B	Interest Collections
	i	Interest Payments Received	$23,874,965.87
	ii	Consolidation Interest Payments	166,120.64
	iii	Reimbursements by Seller	3,029.70
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	3,150.63
	vi	Re-purchased Interest	20,272.11
	vii	Collection Fees/Return Items	7,322.98
	viii	Late Fees	275,232.02

	ix	Total Interest Collections	$24,350,093.95

C	Other Reimbursements		$295,367.35

D	Reserves In Excess of the Requirement		$105,036.32

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account(		$19,195,852.50

G	Interest Rate Cap Proceeds		$—

H	Interest Rate Swap Proceeds		$—

I	Administrator Account Investment Income		$—

J	Trust Account Investment Income		$383,649.13

K	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$97,867,903.82

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,898,610.55)
		Consolidation Loan Rebate Fees	$(5,856,120.93)

K	NET AVAILABLE FUNDS		$90,113,172.34

L	Servicing Fees Due for Current Period		$939,769.60

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$964,769.60

IV. 2003-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/04	02/28/05	11/30/04	02/28/05	11/30/04	02/28/05	11/30/04	02/28/05	11/30/04	02/28/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	5.989%	6.013%	84,399	83,086	69.100%	69.270%	$1,482,749,735.67	$1,452,834,046.09	64.953%	64.819%
31-60 Days Delinquent	6.763%	6.808%	3,584	3,301	2.934%	2.752%	$67,754,279.72	$64,686,008.05	2.968%	2.886%
61-90 Days Delinquent	6.884%	6.506%	1,606	1,766	1.315%	1.472%	$28,852,986.20	$33,716,732.83	1.264%	1.504%
91-120 Days Delinquent	7.096%	6.674%	836	1,104	0.684%	0.920%	$14,970,426.69	$21,012,319.72	0.656%	0.937%
> 120 Days Delinquent	7.268%	7.355%	2,047	2,017	1.676%	1.682%	$35,696,496.19	$38,386,398.10	1.564%	1.713%

Deferment
Current	6.068%	6.076%	12,920	12,378	10.578%	10.320%	$261,243,412.37	$247,103,794.22	11.444%	11.025%

Forbearance
Current	6.524%	6.387%	16,424	16,024	13.447%	13.359%	$384,942,246.51	$379,488,336.98	16.863%	16.931%

TOTAL REPAYMENT	6.150%	6.143%	121,816	119,676	99.735%	99.775%	$2,276,209,583.35	$2,237,227,635.99	99.710%	99.815%
Claims in Process (1)	7.116%	7.310%	324	270	0.265%	0.225%	$6,610,170.19	$4,145,564.56	0.290%	0.185%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	6.153%	6.145%	122,140	119,946	100.000%	100.000%	$2,282,819,753.54	$2,241,373,200.55	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2003-7 Various Interest Accruals and Floating Rate Swap Payments

A Borrower Interest Accrued During Collection Period		$32,291,587.27
B Interest Subsidy Payments Accrued During Collection Period		1,670,779.52
C SAP Payments Accrued During Collection Period		2,010,161.19
D Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)		383,649.13
E Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F Consolidation Loan Rebate Fees		(5,856,120.93)

G Net Expected Interest Collections		$30,500,056.18

H Interest Rate Cap Payments Due to the Trust

		Cap

i	Cap Notional Amount	CAP TERMINATED

ii	Libor (Interpolated first period)	2.49000%
iii	Cap %	5.00000%

iv	Excess Over Cap ( ii-iii)	0.00000%

v	Cap Payments Due to the Trust	$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

Swap Payments

		A-5A Swap Calc	A-5B Swap Calc

i	Notional Swap Amount (USD)	—	$849,750,000
ii	Notional Swap Amount (Euros)	—	€750,000,000

SLM Student Loan Trust Pays
iia	3 Month Libor	0.00000%	2.49000%
iib	Spread	0.000%	0.265%
iic	Pay Rate	0.000%	2.755%
iii	Gross Swap Payment Due Counterparty	$—	$5,852,653.13
iv	Days in Period 12/15/04 03/15/05	90	90

Counterparty Pays
v	Fixed Rate Equal To Respective Reset Note Rate	0.00000%	3.80000%
vi	Gross Swap Receipt Due Paying Agent	$0.00	€- *
vii	Days in Period 06/15/04 06/15/05	365	365

*A-5B Counterparty pays in Euros

VI. 2003-7 Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate	Index

A Class A-1 Interest Rate	0.006250000	12/15/04 — 03/15/05	2.50000%	LIBOR

B Class A-2 Interest Rate	0.006300000	12/15/04 — 03/15/05	2.52000%	LIBOR

C Class A-3 Interest Rate	0.006500000	12/15/04 — 03/15/05	2.60000%	LIBOR

D Class A-4 Interest Rate	0.006725000	12/15/04 — 03/15/05	2.69000%	LIBOR

E Class A-5A Interest Rate	0.006625000	12/15/04 — 03/15/05	2.65000%	LIBOR

F Class A-5B Interest Rate*	0.000000000	6/15/04 — 6/15/05	3.80000%	Fixed

J Class B Interest Rate	0.007650000	12/15/04 — 03/15/05	3.06000%	LIBOR

*Fixed rate euros to be paid to noteholders annually

VII.     2003-7 Inputs From Original Data 11/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,282,819,753.54
	ii	Interest To Be Capitalized	11,051,160.25

	iii	Total Pool	$2,293,870,913.79
	iv	Specified Reserve Account Balance	5,734,677.28

	v	Total Adjusted Pool	$2,299,605,591.07

B	Total Note and Certificate Factor		0.90791441994
C	Total Note Balance		$2,299,605,591.07

D	Note Balance12/15/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B

	i	Current Factor	0.1356962801	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$36,618,591.07	$296,165,000.00	$362,511,000.00	$311,079,000.00	$367,497,000.00	€750,000,000.00	$75,985,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

H	Reserve Account Balance		$5,734,677.28
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-7 Remarketing Fee

	Remarketing Fee Account Reconciliation	A-5A	A-5B	Total

	Next Reset Date	6/16/2008	6/15/2010

i	Reset Period Target Amount	$—	$—	$—

ii	Remarketing Fee Account Balance (net of inv earnings)	$—	$—	$—

iii	Quarterly Funding Amount	$—	$—	$—

IX. 2003-7 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 09/15/2008 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-7 Waterfall for Distributions

			Remaining
			Funds Balance
A Total Available Funds ( Section III-K )		$90,113,172.34	$90,113,172.34

B Primary Servicing Fees-Current Month		$939,769.60	$89,173,402.74

C Administration Fee		$25,000.00	$89,148,402.74

D Aggregate Quarterly Funding Amount		$0.00	$89,148,402.74

E Noteholder’s Interest Distribution Amounts
i	Class A-1	$228,866.19	$88,919,536.55
ii	Class A-2	$1,865,839.50	$87,053,697.05
iii	Class A-3	$2,356,321.50	$84,697,375.55
iv	Class A-4	$2,092,006.28	$82,605,369.27
v	Class A-5A	$2,434,667.63	$80,170,701.64
vi	Class A-5B USD payment to the swap counterparty*	$5,852,653.13	$74,318,048.51

	Total	$14,830,354.23

F Class B Noteholders’ Interest Distribution Amount		$581,285.25	$73,736,763.26

G Noteholder’s Principal Distribution Amounts Paid (or set aside**)
i	Class A-1	$36,618,591.07	$37,118,172.19
ii	Class A-2	$5,500,976.63	$31,617,195.56
iii	Class A-3	$0.00	$31,617,195.56
iv	Class A-4	$0.00	$31,617,195.56
v	Class A-5A	$0.00	$31,617,195.56
vi	Class A-5B	$0.00	$31,617,195.56

	Total	$42,119,567.70

H Increase to Supplemental Interest Account		$11,997,289.79	$19,619,905.77

I Class B Noteholder’s Principal Distribution Amount		$0.00	$19,619,905.77

J Increase to the Specified Reserve Account		$0.00	$19,619,905.77

K Carryover Servicing Fees		$0.00	$19,619,905.77

L Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$19,619,905.77

M Excess to Excess Distribution Certificate Hold		$19,619,905.77	$0.00

*Fixed rate euro interest to be paid to noteholders annually

**Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2003-7     Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$5,734,677.28
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$5,734,677.28
	iv	Required Reserve Account Balance	$5,629,640.96
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$105,036.32
	vii	End of Period Account Balance	$5,629,640.96

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$—
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$—

E	Remarketing Fee Account		A-5A	A-5B	Total

	i	Next Reset Date	6/16/2008	6/15/2010
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—
	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

C	Accumulation Accounts		A-5A	A-5B	Total

	i	Accumulation Account Beginning Balance	$—	$—	$—
	ii	Principal deposits for payment on the next Reset Date	$—	$—	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—	$—	$—
	iv	Ending Accumulation Account Balance	$—	$—	$—

D	Supplemental Interest Account		A-5A	A-5B

		Determined	n/a	3/8/2005
	i	Cross Currency Swap Pay Rate	0.00000%	2.75500%
	ii	Investment Rate	0.00000%	2.49000%
	iii	Difference	0.00000%	0.26500%
	iv	Number of Days Through Next Reset Date	1189	1918

	v	Supplemental Interest Account Beginning Balance	$—	$19,195,852.50
	vi	Funds Released into Collection Account	$—	$19,195,852.50
	vii	Supplemental Interest Account Deposit Amount	$—	$11,997,289.79

XII. 2003-7 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B
	i	Quarterly Interest Due	$228,866.19	$1,865,839.50	$2,356,321.50	$2,092,006.28	$2,434,667.63	€—	$581,285.25
	ii	Quarterly Interest Paid	228,866.19	1,865,839.50	2,356,321.50	2,092,006.28	2,434,667.63	0.00	581,285.25

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00
	vii	Quarterly Principal Due	$36,618,591.07	$5,500,976.63	$0.00	$0.00	$0.00	€—	$0.00
	viii	Quarterly Principal Paid	36,618,591.07	5,500,976.63	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

	x	Total Distribution Amount	$36,847,457.26	$7,366,816.13	$2,356,321.50	$2,092,006.28	$2,434,667.63	€—	$581,285.25

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 2/28/2005	$2,299,605,591.07
	ii	Adjusted Pool Balance 2/28/2005	2,257,486,023.37

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$42,119,567.70

	iv	Adjusted Pool Balance 11/30/2004	$2,299,605,591.07
	v	Adjusted Pool Balance 2/28/2005	2,257,486,023.37

	vi	Current Principal Due (iv-v)	$42,119,567.70
	vii	Principal Shortfall from Prior Collection Period	—
	viii	Principal Distribution Amount (vi + vii)	$42,119,567.70

	ix	Principal Distribution Amount Paid	$42,119,567.70
	x	Principal Shortfall (viii-ix)	$—

F	Reserve Account Reconciliation
	i	Beginning of Period Balance	$5,734,677.28
	ii	Deposits to correct Shortfall	$—
	iv	Total Reserve Account Balance Available	$5,734,677.28
	v	Required Reserve Account Balance	$5,629,640.96
	vi	Shortfall Carried to Next Period	$—
	vii	Excess Reserve - Release to Collection Account	$105,036.32
	viii	Ending Reserve Account Balance	$5,629,640.96

G	Note Balances			12/15/2004	3/15/2005
	i	A-1 Note Balance	78442GHD1	$36,618,591.07	$—
		A-1 Note Pool Factor		0.1356962801	0.0000000000
	ii	A-2 Note Balance	78442GHE9	$296,165,000.00	$290,664,023.37
		A-2 Note Pool Factor		1.0000000000	0.9814259733
	iii	A-3 Note Balance	78442GHF6	$362,511,000.00	$362,511,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000
	iv	A-4 Note Balance	78442GHG4	$311,079,000.00	$311,079,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000
	v	A-5A Note Balance	78442GHH2	$367,497,000.00	367,497,000.00
		A-5A Note Pool Factor		1.0000000000	1.0000000000
	vi	A-5B Note Balance	XS0172693052	€750,000,000.00	€750,000,000.00
		A-5B Note Pool Factor		1.0000000000	1.0000000000
	x	B Note Balance	78442GHK5	$75,985,000.00	$75,985,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XIII.     2003-7     Historical Pool Information

			12/01/04 - 02/28/05	09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	12/01/03-02/29/04	09/01/03-11/30/03	05/26/03-08/31/03
Beginning Student Loan Portfolio Balance			$2,282,819,753.54	$2,317,383,205.58	$2,362,305,420.43	$2,392,475,978.39	$2,425,990,904.31	$2,456,999,589.36	$2,496,362,688.17

	Student Loan Principal Activity
	i	Regular Principal Collections	$44,282,318.91	$41,963,025.79	$51,157,002.85	$36,853,451.99	$40,329,315.16	$42,083,248.82	$44,352,516.88
	ii	Principal Collections from Guarantor	8,978,303.26	5,493,215.63	5,814,380.41	4,943,981.01	5,741,701.39	3,012,656.11	862,714.10
	iii	Principal Reimbursements	277,282.40	—	(0.11)	62,381.64	(66.74)	8,823.14	6,795,511.48
	iv	Other System Adjustments	—	—	—	—	—	—	—

	v	Total Principal Collections	$53,537,904.57	$47,456,241.42	$56,971,383.15	$41,859,814.64	$46,070,949.81	$45,104,728.07	$52,010,742.46
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$16,084.44	$68,031.69	$63,771.99	$47,512.01	$70,442.39	$384,594.52	$573,878.99
	ii	Capitalized Interest	(12,107,436.02)	(12,960,821.07)	(12,112,940.29)	(11,736,768.69)	(12,626,466.28)	(14,480,637.54)	(13,221,522.64)

	iii	Total Non-Cash Principal Activity	$(12,091,351.58)	$(12,892,789.38)	$(12,049,168.30)	$(11,689,256.68)	$(12,556,023.89)	$(14,096,043.02)	$(12,647,643.65)

(-)	Total Student Loan Principal Activity		$41,446,552.99	$34,563,452.04	$44,922,214.85	$30,170,557.96	$33,514,925.92	$31,008,685.05	$39,363,098.81

	Student Loan Interest Activity
	i	Regular Interest Collections	$20,603,283.50	$20,567,040.66	$21,637,325.80	$21,865,345.93	$22,172,407.48	$22,333,657.36	$24,510,623.33
	ii	Interest Claims Received from Guarantors	544,884.91	346,727.07	331,654.64	294,866.87	318,533.01	71,157.49	15,218.36
	iii	Collection Fees/Returned Items	7,322.98	5,957.68	5,399.44	3,699.47	3,433.99	2,019.16	2,217.68
	iv	Late Fee Reimbursements	275,232.02	264,751.12	277,709.24	260,020.34	268,335.82	255,811.83	253,021.93
	v	Interest Reimbursements	26,452.44	4,726.41	433.43	2,421.26	658.58	23.31	41,684.02
	vi	Other System Adjustments	—	—	—	—	—	—	—
	vii	Special Allowance Payments	1,158,822.12	429,832.32	124,813.18	52,648.11	68,238.01	66,560.52	—
	viii	Subsidy Payments	1,734,095.98	1,902,328.89	1,881,975.08	1,886,490.46	1,924,776.33	2,734,088.69	—

	ix	Total Interest Collections	$24,350,093.95	$23,521,364.15	$24,259,310.81	$24,365,492.44	$24,756,383.22	$25,463,318.36	$24,822,765.32

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,483.39	$1,171.11	$688.49	$3,264.91	$27.37	$(387,656.12)	$(573,624.54)
	ii	Capitalized Interest	12,107,436.02	12,960,821.07	12,112,940.29	11,736,768.69	12,626,466.28	14,480,637.54	13,221,522.64

	iii	Total Non-Cash Interest Adjustments	$12,109,919.41	$12,961,992.18	$12,113,628.78	$11,740,033.60	$12,626,493.65	$14,092,981.42	$12,647,898.10

	Total Student Loan Interest Activity		$36,460,013.36	$36,483,356.33	$36,372,939.59	$36,105,526.04	$37,382,876.87	$39,556,299.78	$37,470,663.42

(=)	Ending Student Loan Portfolio Balance		$2,241,373,200.55	$2,282,819,753.54	$2,317,383,205.58	$2,362,305,420.43	$2,392,475,978.39	$2,425,990,904.31	$2,456,999,589.36
(+)	Interest to be Capitalized		$10,483,181.86	$11,051,160.25	$11,737,802.63	$11,528,132.13	$11,047,870.09	$11,091,332.40	$12,503,642.07

(=)	TOTAL POOL		$2,251,856,382.41	$2,293,870,913.79	$2,329,121,008.21	$2,373,833,552.56	$2,403,523,848.48	$2,437,082,236.71	$2,469,503,231.43

(+)	Reserve Account Balance		$5,629,640.96	$5,734,677.28	$5,822,802.52	$5,934,583.88	$6,008,809.62	$6,092,705.59	$6,173,758.08

(=)	Total Adjusted Pool		$2,257,486,023.37	$2,299,605,591.07	$2,334,943,810.73	$2,379,768,136.44	$2,409,532,658.10	$2,443,174,942.30	$2,475,676,989.51

XIV.      2003-7 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Sep-03	$2,469,503,231	2.72%
Dec-03	$2,437,082,237	2.75%
Mar-04	$2,403,523,848	2.82%
Jun-04	$2,373,833,553	2.73%
Sep-04	$2,329,121,008	3.15%
Dec-04	$2,293,870,914	3.18%
Mar-05	$2,251,856,382	3.36%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.